                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of December 31, 1997, is entered into by and among SYKES ENTERPRISES, INCORPORATED, a Florida corporation ("SEi"), and the undersigned shareholders (each, a "Seller," and collectively, the "Sellers") of McQueen International Limited, a limited liability corporation organized and existing under Scots law (the "Company").

     WHEREAS, this Agreement is made in connection with the sale by the Sellers of all the outstanding share capital and options to acquire share capital (the "Shares") of the Company to SEi pursuant to the Acquisition Agreement dated December 31, 1997 by and among SEi and the Sellers (the "Acquisition Agreement");

     WHEREAS, in order to induce the Sellers to enter into the Acquisition Agreement, SEi has agreed to provide the Sellers with the registration rights set forth in this Agreement; and

     WHEREAS, the execution and delivery of this Agreement is a condition to the sale of the Shares to the Buyer.

     NOW, THEREFORE, in consideration of these premises and the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     Closing: The closing of the transactions contemplated by the Acquisition Agreement.

     Common Stock: The common stock, par value $.01 per share, of SEi.

     Date of Issuance: The Closing Date (as defined in the Acquisition
Agreement).

     Holder: A Seller so long as such Seller owns any Registrable Securities and any of such Seller's respective successors and assigns who acquire rights in accordance with this Agreement with respect to Registrable Securities directly or indirectly from such Seller, or from such other successor and assign, and who agree in writing, in form and substance satisfactory to SEi, to be bound hereby.

     Registration Expenses: Any and all reasonable expenses actually incurred incident to performance of or compliance with this Agreement other than underwriting discounts and commissions and transfer taxes, if any, but including up to $5,000 in the aggregate of the legal expenses of the Holders incurred with respect to the registration of Registrable Securities.

     Registrable Securities: The shares constituting the Subject Common Stock; provided, however, that specific shares of the Subject Common Stock shall not be Registrable Securities if and to the extent that (i) a Registration Statement with respect to such shares of Subject Common Stock shall have been declared effective under the Securities Act and such shares of Subject Common Stock shall have been disposed of in accordance with such Registration Statement, (ii) such shares of Subject Common Stock shall have been distributed to the public in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, (iii) such shares of Subject Common Stock shall have been otherwise transferred in accordance with the provisions of this Agreement and the Acquisition Agreement, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by SEi, or (iv) the transfer of such shares of Subject Common Stock is prohibited by Section 5.5(g) of the Acquisition Agreement.

     Registration Statement: Any registration statement of SEi filed with the SEC which provides for the registration for sale or other transfer of the Registrable Securities (in whole or in part), including the prospectus included therein, all amendments and any supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     Requisite Holder(s): The Holder or Holders of at least an aggregate of 400,000 shares of Registrable Securities then outstanding (computed as of the date of this Agreement as adjusted for stock splits, stock dividends, combinations and similar transactions).

     SEC: The United States Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the SEC thereunder, all as in effect at the time.

     Subject Common Stock: The shares of Common Stock issued to the Sellers pursuant to the Acquisition Agreement and any additional shares of Common Stock or shares of any other security of SEi issued in respect of such shares, by way of stock splits, stock dividends, or otherwise.

2.   REGISTRATION UNDER THE SECURITIES ACT

     (a)  REGISTRATION ON DEMAND.

          (i) Request for Registration. At any time during the period beginning on the sixtieth day after the Date of Issuance and ending on the first anniversary of the Date of



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

Issuance and subject to Sections 2(c) and 2(d), the Requisite Holder(s) may, by written notice to SEi, require SEi to effect the registration under the Securities Act of Registrable Securities (a "Demand Registration"). The notice requesting a Demand Registration shall specify the method of distribution of the Registrable Securities to be covered. Upon receipt of such notice, SEi will promptly give written notice of such requested registration (a "Section 2(a) Notice") to any and all other Holders who hold of record any Registrable Securities and thereupon will file a Registration Statement in form and scope sufficient to permit, under the Securities Act and any other applicable law and regulations, all of the Registrable Securities of such Holder or Holders (to the extent requested) to be registered in accordance with the methods of distribution specified in such requests (the "Demand Registration Statement"). SEi shall use its best efforts to have the Demand Registration Statement declared effective as promptly as practicable (but in no event later than 120 days after such request), providing for the sale of all of such Holder's or Holders' Registrable Securities (to the extent requested), and to keep the Demand Registration Statement continuously effective until the first anniversary of the Date of Issuance or, if shorter, until such time as all the Registrable Securities covered by the Demand Registration Statement have been sold pursuant thereto. The Demand Registration Statement shall provide for the registration under the Securities Act of:

                (A) the Registrable Securities which SEi has been so requested to register by such Holder or Holders, and

                (B) all other Registrable Securities which SEi has been requested to register by any other Holders of Registrable Securities by written request (specifying the intended method of distribution thereof) given to SEi within 15 days after the giving of the Section 2(a) Notice.

SEi may on one occasion only postpone filing a Demand Registration Statement under this Section 2(a) for a reasonable period (not in excess of 75 days) if in its reasonable judgment such filing would require the disclosure of material information that SEi has a bona fide business purpose for preserving as confidential. SEi shall be obligated to effect a Demand Registration pursuant to this Section 2(a) only once.

          (ii) Registration Statement Form. Registrations under this Section 2(a) shall be on such appropriate registration forms of the SEC as shall be selected by SEi, be reasonably acceptable to the Holder or Holders who are the registered holders of at least a majority of the Registrable Securities to be registered pursuant to this Section 2(a) and permit the disposition of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration relating thereto.

          (iii) Expenses. SEi shall pay all Registration Expenses in connection with the registration pursuant to this Section 2(a) and the Holder or Holders requesting registration pursuant to this Section 2(a) shall pay all underwriting discounts and commissions, any transfer taxes and any expenses of counsel for any Holder or Holders not expressly included in



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

Registration Expenses relating to the sale or disposition of such Holder's Registrable Securities pursuant to such Registration Statement.

          (iv) Effective Registration Statement. A Demand Registration requested pursuant to Section 2(a) hereof will not be deemed to have been effected unless it has been declared effective by the SEC and not less than eighty-five percent (85%) of the Registrable Securities covered thereby are sold in accordance with the terms and conditions set forth therein; provided, however that if a Demand Registration does not become effective solely by reason of any act or omission on the part of the Holder or Holders reuesting such Demand Registration, such Demand Registration shall nevertheless fulfill SEi's obligations under this Section 2(a) to effect a Demand Registration; provided further, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such registration is interfered with by a stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such registration will be deemed not to have become effective or to have been effected.

          (v) Selection of Underwriter. If any of the Registrable Securities covered by the Demand Registration are to be sold in an underwritten offering, SEi shall select the underwriter or underwriters in its sole discretion. SEi and the Holders will take all reasonable steps to cooperate with the underwriter or underwriters so selected to conduct the offering in a manner customary for such underwritten offering, including without limitation entering into an underwriting agreement with such underwriters.

          (vi) Registration Not Required. Notwithstanding the other provisions of Section 2(a), SEi shall not be required to effect a Demand Registration under this Section 2(a):

                (A) after SEi has delivered notice of a Piggyback Registration pursuant to Section 2(b) and for so long as such Piggyback Registration is pending, regardless of whether any notice requesting a Demand Registration has been sent pursuant to Section 2(a) prior to such notice of a Piggyback Registration; provided that in the event such Piggyback Registration is no longer pending, the Requisite Holder(s) may, by written notice to SEi, require a Demand Registration and, upon receipt of such notice, SEi shall use its best efforts to have a Demand Registration Statement declared effective as promptly as practicable (but in no event later than the later of (i) 120 days after the original request for a Demand Registration, and (ii) 45 days after the second request for a Demand Registration if the Demand Registration Statement is not reviewed by the SEC or 75 days after the second request for a Demand Registration if the Demand Registration Statement is reviewed by the SEC.

                (B) for Registrable Securities owned by any Holder that did not, by delivering the requisite notice, exercise its right to register such Registrable Securities in a Piggyback Registration when so offered by SEi under
Section 2(b), if such Holder could have participated to the extent requested (subject to Section 2(c)) in such Piggyback Registration on a firm committment underwriting basis on customary terms without any obligation to



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indemnify except with respect to information provided in writing by such Holder with respect to such Holder; or

                (C) if the Demand Registration covers Registrable Securities with an aggregate market value of less than $250,000 or which represent less than a majority of the Registrable Securities then outstanding.

     (b) PIGGYBACK REGISTRATIONS.

         (i) Right to Piggyback. Subject to Sections 2(c) and 2(d) hereof, if at any time prior to the first anniversary of the Date of Issuance SEi proposes to file a Registration Statement under the Securities Act with respect to any offering of the Common Stock by SEi for its own account and/or on behalf of any of its security holders (other than (i) a registration on Form S-8 or S-4 or any successor form, (ii) a registration relating to a transaction subject to Rule 145 under the Securities Act, or (iii) any registration of securities as it relates to an offering and sale to management of SEi pursuant to any employee stock plan or other employee benefit plan arrangement) then, as soon as practicable (but in no event less than twenty (20) days prior to the proposed date of filing such Registration Statement), SEi shall give written notice (including the proposed offering price or range of offering prices, the type and amount of securities proposed to be registered, proposed distribution arrangements and the name of the managing underwriter) of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as the Holders may request (a "Piggyback Registration"). Subject to subsection 2(d), SEi shall include in such Registration Statement all Registrable Securities requested within fifteen (15) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holders to be included in the registration for such offering pursuant to a Piggyback Registration), provided, however, that if, at any time after giving written notice of its intention to register Common Stock and prior to the effective date of the Registration Statement filed in connection with such registration, SEi shall determine for any reason not to register or to delay registration of the Common Stock to be registered for sale by SEi, SEi may, at its election, give written notice of such determination to the Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, on one occasion only for a reasonable period (not in excess of 75 days) if in its reasonable judgment such filing would require the disclosure of material information that SEi has a bona fide business purpose for preserving as confidential.

         (ii) Piggyback Expenses. The Registration Expenses of the Holders of Registrable Securities will be paid by SEi in a Piggyback Registration. Underwriting discounts and commissions and transfer taxes, if any, incurred with respect to the Registrable Securities shall be borne by the Sellers.



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

     (c) UNDERWRITER'S CUTBACK. Notwithstanding Sections 2(a) and 2(b), if a Piggyback Registration is an underwritten offering being made on behalf of SEi, and the managing underwriter or underwriters advise SEi in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering or would be reasonably likely to adversely affect the price or distribution of the Common Stock offered in such offering or the timing thereof, then the shares of Common Stock to be included in such registration shall be the number of shares of Common Stock, adjusted on a pro rata basis, that, in the opinion of such underwriter or underwriters, can be sold without an adverse effect on the price, timing or distribution of the Common Stock to be included.

     (d) REGISTRATION NOT REQUIRED. Notwithstanding Sections 2(a) and 2(b), in the event the Holder or Holders request that any of the Registrable Securities covered by this Agreement be sold in an underwritten offering or otherwise request registration pursuant to this Agreement, SEi shall not be required to take the action required or contemplated herein to accommodate or permit such underwritten offering or other registration of the shares subject to the request if SEi has provided to the requesting Holders an unqualified opinion of counsel knowledgeable in Securities Act matters to the effect that all of such Registrable Securities may immediately be sold by such Holders in a brokered transaction under Rule 144 during any ninety (90) day period without registration under the Securities Act and applicable state securities laws.

3.   HOLD-BACK AGREEMENTS.

     (a) RESTRICTIONS ON PUBLIC SALE BY THE HOLDERS. In the event Registrable Securities are covered by a Registration Statement filed pursuant to Section 2 of this Agreement, the Holders agree not to effect any public sale or distribution of Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the 15-day period prior to, and during the 90-day period beginning on, the effective date of such Registration Statement (except pursuant to such Registration Statement), if, and then only to the extent, so requested in writing by SEi, in the case of a non-underwritten public offering, or by the managing underwriter or underwriters, in the case of an underwritten offering.

     (b) RESTRICTIONS ON PUBLIC SECURITY SALE BY SEI. SEi agrees not to make any filing to register and agrees not to effect or offer to effect any public sale or distribution of or purchase any security (other than any such sale or distribution of such Common Stock in connection with any transaction subject to Rule 145 under the Securities Act or in connection with offers and sales to employees under employee benefit plans) during the 15-day period prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed pursuant to Section 2(a) hereof.

4. REGISTRATION PROCEDURES. In connection with SEi's obligations under Section 2 hereof, SEi shall use it best efforts to effect or cause to be effected the registration of the Registrable



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

Securities under the Securities Act to permit offers and sales in accordance with the intended method or methods of distribution thereof. SEi may require the Holders to use their best efforts to furnish to SEi such information regarding the distribution of the Registrable Securities as SEi may from time to time reasonably request in writing. SEi further agrees to (i) furnish Holders for whom shares are registered such number of copies of the Registration Statement, a prospectus, a preliminary prospectus, and amendments thereto, if applicable, as such Holders may reasonably request; (ii) enter into customary agreements, including an underwriting agreement (which shall include the indemnification and contribution provisions under Section 5 or similar provisions), and to make customary representations to any underwriters with respect to the registration statement; (iii) make available to any underwriters its offices and records as reasonably requested for the purpose of allowing the underwriters to conduct a customary "due diligence" investigation; (iv) cooperate with the underwriter or underwriters in making any filing or submissions (including information filed therewith) required to be made with the National Association of Securities Dealers, Inc., and (v) list the shares registered on such Holder's or Holders' behalf on the exchange or quotation system on which the SEi Common Stock is at the time listed. During periods in which a Registration Statement is effective and during which the Holders must deliver a prospectus to comply with the prospectus delivery requirements of the Securities Act, SEi agrees (i) to notify each Holder of the occurrence of an event which causes the prospectus or, in the absence of a prospectus, the preliminary prospectus included in such Registration Statement to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, and (ii) upon the occurrence of any such event, to supplement or amend such prospectus or preliminary prospectus as soon as reasonably practicable so that such prospectus or preliminary prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements therein not misleading in light of the circumstances in which they were made.

5.   INDEMNIFICATION.

     (a) SEi agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities and (as applicable) its officers and directors and each person or entity who controls such Holder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (in the case of a prospectus, always in light of the circumstances under which the statements are made) except insofar as the same are caused by or contained in any information furnished in writing to SEi by such Holder or its affiliate expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after SEi has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, SEi will indemnify such underwriters,



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

their officers and directors and each person or entity who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

     (b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to SEi in writing such information and affidavits as SEi reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify SEi, its directors and officers and each person or entity and entity who controls SEi (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (in the case of a prospectus, always in light of the circumstances under which the statements are made) but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder or its affiliate; provided that the obligation to indemnify will be several, not joint and several, among such Holders of Registrable Securities and the liability of each such Holder of Registrable Securities in the event that more than one Holder is liable will be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

     (c) Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that failure to give such notice will not prejudice such person's or entity's right to indemnification from the indemnifying party, except as to any losses suffered by such person or entity which are attributable to such person's or entity's failure to promptly give such notice to such indemnifying party and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities and the termination of this Agreement. SEi also agrees to make such



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provisions as are reasonably requested by any indemnified party for contribution to such party in the event SEi's indemnification is unavailable or unenforceable for any reason.

6.   OTHER AGREEMENTS.

     (a) REGULATION S OFFERING. The Sellers agree that none of the Registrable Securities will be offered for sale pursuant to Regulation S (as promulgated by the SEC) without the prior written consent of SEi.

     (b) MARKET SUPPORT. The parties to this Agreement hereby agree to constructively put forth a plan for consideration of marketing support for the Registrable Securities.

7.   MISCELLANEOUS.

     (a) NO INCONSISTENT AGREEMENTS. SEi has not entered into and will not on or after the date of this Agreement enter into any agreement with respect to the Common Stock which is inconsistent with the rights granted in this Agreement to the Sellers or which otherwise conflicts with the provisions hereof.

     (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless (i) SEi has obtained the written consent of the Holders to such amendment, modification, or supplement or (ii) SEi has obtained from each Holder a waiver or consent to such departure.

     (c) NOTICES. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier or similar device, immediately upon sending, provided notice is sent on a business day during the hours of 9:00 a.m. and 6:00 p.m. at the location of the party receiving the Notice, but if not, then immediately upon the beginning of the first business day after being sent; if by FedEx, Express Mail or any other reputable overnight delivery service, three business days after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, ten business days after mailing. Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar advice being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a Notice of a change of address by a party hereto shall not be effective until received by the party to whom such Notice of a change of address is sent. All Notices are to be given or made to the parties at the following



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addresses (or to such other address as either party may designate by Notice in accordance with the provisions of this Section):

                (i) if to the Holders, at the address set forth in the Acquisition Agreement, or at the most current address given by the Holders to SEi by means of a notice given in accordance with the provisions of this Section 7(c).

                (ii) if to SEi, at the address set forth in the Acquisition Agreement, or at the most current address given by SEi to the Sellers by means of a notice given in accordance with the provisions of this Section 7(c).

     (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

     (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (h) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or other permitted Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent permitted Holder of Registrable Securities. The registration rights of the Holders under this Agreement may be transferred to any transferee who lawfully acquires at least fifteen thousand (15,000) shares of the Registrable Securities; provided, however, that SEi is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned; and provided further, that such transferee is a person who is reasonably satisfactory to SEi and executes an agreement in writing agreeing to be bound by the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



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                                   SYKES ENTERPRISES, INCORPORATED

                                   By: /s/ Julian Voge
                                      ------------------------------------------
                                           Julian Voge, Esq., Attorney-In-Fact
                                           acting pursuant to a Power of
                                           Attorney dated December 24, 1997


                                   SELLERS:
                                   /s/ Michael Maxwell Gray
                                   ---------------------------------------------
                                   Michael Maxwell Gray


                                   TRUSTEES OF MICHAEL MAXWELL GRAY

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------


                                   /s/Patricia Anne Gray
                                   ---------------------------------------------
                                   Patricia Anne Gray


                                   /s/ Mark J. Gray
                                   ---------------------------------------------
                                   Mark J. Gray


                                   /s/David R. Gray
                                   ---------------------------------------------
                                   David R. Gray


                                   IBJ SCHRODER BANK AND TRUST COMPANY, as
                                   Trustee for the Rand McNally Earn Out Trust

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------



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

                                   ADOBE INCENTIVE PARTNERS, L.P.

                                   By: ADOBE SYSTEMS, INC., as General Partner

                                        By:/s/
                                           -------------------------------------
                                        Its:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------


                                   /s/ Alan Charles MacDonald Tripp
                                   ---------------------------------------------
                                   Alan Charles MacDonald Tripp


                                   /s/ Thomas J. Hart
                                   ---------------------------------------------
                                   Thomas J. Hart


                                   /s/James T. Thaden
                                   ---------------------------------------------
                                   James T. Thaden


                                   MCQUEEN ESOT TRUSTEES LIMITED

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------


                                   THE TRUSTEES OF M M GRAY'S 1997
                                   LIFERENT TRUST

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------

                                   THE TRUSTEES OF T J HART'S 1997
                                   LIFERENT TRUST

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------


                                   THE TRUSTEES OF T J HART'S CHILDREN'S TRUST

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------


                                   THE TRUSTEES OF THE TRIPP FAMILY TRUST

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------


                                   THE TRUSTEES OF A C M TRIPP'S 1997
                                   LIFERENT TRUST

                                   /s/
                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
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